Exhibit 23.1

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

1-631-318-0351

To Whom It May Concern:

Jack Shama, CPA MA consents to the inclusion of its audit report on the financial statements of WarpSpeed Taxi Inc. for the fiscal period ended December 31, 2020 in the company’s Registration Statement on Form S-1 and the filing of this consent as an exhibit to the Registration Statement.

I also consent to the reference to me under the heading “Experts” in this Registration Statement.

Yours truly,

/s/ Jack Shama

Jack Shama, CPA, MA

February 24, 2021